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                                                                    EXHIBIT 23.2


                                     ARTHUR
                                    ANDERSEN


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accounts, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this registration statement.


                                             /s/ ARTHUR ANDERSEN LLP
                                             ARTHUR ANDERSEN LLP

Denver, Colorado,
May 18, 1998